Exhibit 16.1

                [LETTERHEAD OF DE JOYA GRIFFITH & COMPANY, LLC]

May 3, 2012

Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

RE: Sunergy, Inc.

We have read the statements that we understand Sunergy,  Inc. will include under
Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,


/s/ De Joya Griffith & Company LLC
------------------------------------------
De Joya Griffith & Company, LLC
Certified Public  Accountants